SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐ Preliminary Information Statement
☒ Definitive Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

ENDAVO MEDIA AND COMMUNICATIONS, INC.
(Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ENDAVO MEDIA AND COMMUNICATIONS, INC.
50 West Broadway, Suite 400
Salt Lake City, Utah 84101
(801) 297-8500

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF
MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED APRIL 4, 2005

To Our Stockholders:

NOTICE IS HEREBY GIVEN to inform the holders of record of shares of common stock and preferred stock of Endavo Media and Communications, Inc. (the “Company,” “us,” “we,” or “our”), that as of the close of business on March 18, 2005 (the “Record Date”) our board of directors recommended and a majority of our stockholders voted in favor of resolutions which accomplished the following:

A.
Implemented a reverse stock split of our common stock outstanding as of September 23, 2004 on the basis of one post-consolidation share for every sixteen pre-consolidation shares (the “Reverse Stock Split”); and

B.
Approved the Certificate of Amendment of our Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State to (i) effect the Reverse Stock Split, (ii) prevent the Corporation from issuing capital stock for less than its par value, and (iii) limit the board of director’s authority to amend our Amended and Restated Certificate of Incorporation and bylaws to that provided in the Certificate of Incorporation and by the applicable Delaware General Corporation Law.

The Reverse Stock Split is intended to address an oversight in an earlier attempt by the Corporation to effect a combination of our common stock and, thereby, implement the intent of resolutions previously proposed and adopted by the board of directors on September 14, 2004 and intended to be effective September 23, 2004.

One consenting stockholder, SovCap Equity Partners, Ltd. (the “Consenting Stockholder”), holds a total of 1,410,800 shares of our common stock and 3,581,585 shares of our Series A Preferred Stock, which votes together with the common stock on an as-if converted basis. For purposes of voting, each share of Series A Preferred Stock is convertible into 9.6 shares of our common stock. Accordingly, the Consenting Stockholder has the right to vote an aggregate of 35,794,016 shares of our common stock. This equals 75.7% of the total voting power entitled to vote on the foregoing resolutions as of the Record Date. The Consenting Stockholder voted in favor of the corporate actions and possessed the power to pass the corporate actions without the concurrence of any of our other stockholders.

The accompanying Information Statement is furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934 and Regulation 14C and Schedule 14C thereunder.

We are mailing the Information Statement on or about April 18, 2005 to stockholders of record of the Company at the close of business on the Record Date.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,

By:	/s/ Paul. D. Hamm
Salt Lake City, Utah April 18, 2005	Paul D. Hamm
President and Chief Executive Officer

ENDAVO MEDIA AND COMMUNICATIONS, INC.
50 West Broadway, Suite 400
Salt Lake City, Utah 84101
(801) 297-8500

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

April 18, 2005

This Information Statement is being mailed on or about April 18, 2005 to the stockholders of record on March 18, 2005 (the “Record Date”) of Endavo Media and Communications, Inc., a Delaware corporation (the “Company”), in connection with the adoption of a sixteen-for-one reverse stock split of the Company’s common stock, $.001 par value per share, outstanding as of September 23, 2004 (the “Reverse Stock Split’). The Reverse Stock Split was adopted pursuant to the written consent by the holder of a majority of the capital stock entitled to vote, dated as of April 4, 2005, and as reflected in the Company’s books and records as of such date. This Information Statement is further directed to the approval of the Certificate of Amendment of our Amended and Restated Certificate of Incorporation (the “Amendment”) to (i) effect the Reverse Stock Split, (ii) prevent the Company from issuing capital stock for less than its par value, and (iii) limit the board of director’s authority to amend our Amended and Restated Certificate of Incorporation and bylaws to that provided by the Certificate of Incorporation and the applicable Delaware General Corporation Law (the “DGCL”). The actions to be taken pursuant to the written consent shall be made effective 20 days after the mailing of this Information Statement.

The Reverse Stock Split is intended to address an oversight in an earlier attempt by the Corporation to effect a combination of our common stock and, thereby, implement the intent of resolutions previously proposed and adopted by the board of directors on September 14, 2004 and intended to be effective September 23, 2004.

The board of directors of the Company approved the adoption of the Reverse Stock Split and Amendment by unanimous written consent dated as of April 4, 2005 as it believes that such actions are in the best interests of the Company and its stockholders. The majority stockholder of the Company, which comprises 75.7% of the total issued and outstanding shares of the Company’s capital stock entitled to vote on these matters approved the adoption of the Reverse Stock Split and the Amendment by written consent dated as of April 4, 2005. This Information Statement is furnished only to inform stockholders of the Company of the above actions taken by the majority stockholder of the Company before such action takes effect in accordance with the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”).

The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Reverse Stock Split and Amendment is authorized by Section 228(a) of the DGCL, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Reverse Stock Split and Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the board of directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 100,000,000 shares of common stock, $.001 par value, of which 10,639,454 were issued and outstanding, 5,000,000 shares of preferred stock, $.001 par value, of which 4,500,000 have been designated as Series A Preferred Stock, 3,817,308 of which were issued and outstanding. Holders of common stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of common stock. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. Each share of Series A Preferred Stock entitles its holder to 9.6 votes (due to 9.6-to-1 conversion ratio) on each matter submitted to the stockholders. Notwithstanding the foregoing, however, because a consenting stockholder holding at least a majority of the voting rights of all outstanding shares of capital stock has voted in favor of the foregoing proposals by resolution dated April 4, 2005 and has sufficient voting power to approve such proposals through its ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 228(e) of the DGCL.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL
SHAREHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2005 with respect to (i) each director of the Company; (ii) each executive officer; (iii) all executive officers and directors of the Company as a group; and (iv) each party known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, the mailing address for each party listed below is c/o Endavo Media & Communications, Inc., 50 West Broadway, Suite 1100, Salt Lake City, Utah 84119. This table is based upon information supplied by current and former officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 10,501,000 of our common stock outstanding on March 31, 2005 adjusted as required by rules promulgated by the Securities and Exchange Commission.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under that rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding
Executive Officers and Directors
Paul D. Hamm (1)	3,129,857	25.3%
Mark S. Hewitt (2)	525,000	4.7%
Jerry Dunlap (3)	—	*
Five Percent Shareholders
SovCap Equity Partners (4) c/o Lion Corporate Securities Ltd. Cumberland House #27 Cumberland Street P.O. Box N-10818 Nassau, New Providence	2,603,733	22%

SovCap Investment Management Group LLC (5) 10 Glenlake Parkway, Suite 130 Atlanta, GA 30328	2,603,733	22%
Peter D. Martin (6)	2,603,733	22%
All Directors and Executive Officers as a Group (three persons) (1)(2)(3)	3,654,877	28.3%

 * Less than one percent.

(1)
Consists of 1,124 shares of common stock owned directly by Mr. Hamm and 525,000 shares that Mr. Hamm has the right to acquire upon the exercise of currently exercisable stock options. Mr. Hamm may also be deemed to own the 44,883 shares of Series A Preferred Stock owned by AlphaWest Capital Partners, of which Mr. Hamm is the sole member. However, the Series A Preferred Stock is not convertible until September 2005 and then at a conversion ratio of 9.6 shares of common stock for each share of Series A Preferred Stock. Mr. Hamm, as a managing member of SovCap Investment Management Group, also may be deemed to beneficially own any shares of common stock beneficially owned by SovCap Investment Management Group. Mr. Hamm disclaims beneficial ownership of the securities held by SovCap Investment Management Group and SovCap Equity Partners except to the extent of his proportionate interest therein. See Note (5) below.

(2)
Consists of 525,000 shares that Mr. Hewitt has the right to acquire upon the exercise of currently exercisable stock options. Mr. Hewitt also owns 2,076 shares of Series A Preferred Stock. However, the Series A Preferred Stock is not convertible until September 2005 and then at a conversion ratio of 9.6 shares of common stock for each share of Series A Preferred Stock.

(3)
ISDN.Net, of which Mr. Dunlap is President and an owner, owns 80,000 shares of Series A Preferred Stock. However, the Series A Preferred Stock is not convertible until September 2005 and then at a conversion ratio of 9.6 shares of common stock for each share of Series A Preferred Stock. Mr. Dunlap disclaims beneficial ownership of the securities owned by ISDN.Net except to the extent of his proportionate interest therein.

(4)
Includes 1,192,933 shares of our common stock issuable to SovCap Equity Partners upon conversion of outstanding convertible demand notes issued between August 21, 2003 and September 8, 2004. SovCap Equity Partners also holds 3,581,585 shares of Series A Preferred Stock. However, the Series A Preferred Stock is not convertible until September 2005 and then at a conversion ratio of 9.6 shares of common stock for each share of Series A Preferred Stock. SovCap Equity Partners has sole voting power but shares dispositive power with SovCap Investment Management Group, its investment manager, with respect to the securities of the Company owned by SovCap Equity Partners.

(5)
Consists solely of shares of common stock owned directly by SovCap Equity Partners. SovCap Investment Management Group, as investment manager of SovCap Equity Partners, has shared dispositive power (but not voting power) with respect to the shares of common stock owned by SovCap Equity Partners. Accordingly, it may be deemed to beneficially own any shares of common stock beneficially owned by SovCap Equity Partners. SovCap Investment Management Group disclaims beneficial ownership of the securities held by SovCap Equity Partners except to the extent of its proportionate interest therein.

(6)
Mr. Martin, as a managing member of SovCap Investment Management Group, may be deemed to beneficially own any shares of common stock beneficially owned by SovCap Investment Management Group. Mr. Martin disclaims beneficial ownership of the securities held by SovCap Equity Partners and shares beneficially owned by SovCap Investment Management Group except to the extent of his beneficial ownership therein. See Note (5) above.

REVERSE STOCK SPLIT AND AMENDMENT

General

The board of directors has adopted, and the majority stockholder of the Company has approved, pursuant to the written consent dated as of April 4, 2005, a Reverse Stock Split and Amendment.

The Reverse Stock Split is intended to address an oversight in an earlier attempt by the Corporation to effect a combination of our common stock and, thereby, implement the intent of resolutions previously proposed and adopted by the board of directors on September 14, 2004 and intended to be effective September 23, 2004. The Amendment is intended to (i) prevent the Company from issuing capital stock for less than its par value and (ii) limit the board of director’s authority to amend our Amended and Restated Certificate of Incorporation and bylaws to that provided in our Certificate of Incorporation and by the applicable DGCL.

The board of directors of the Company approved the adoption of the Reverse Stock Split and Amendment by unanimous written consent as it believes the corporate actions are in the best interests of the Company and its stockholders.

Vote Required

Adoption of the Reverse Stock Split and Amendment requires approval by holders of at least a majority of the outstanding shares of the Company’s common stock who are present, or represented, and entitled to vote thereon, at a special or annual meeting of stockholders. Section 228(a) of the DGCL provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting.

Our board of directors fixed the close of business on March 18, 2005 as the record date for determining the stockholders entitled to notice of the above noted action.

One consenting stockholder, SovCap Equity Partners, Ltd. (the “Consenting Stockholder”), holds a total of 1,410,800 shares of our common stock and 3,581,585 shares of our Series A Preferred Stock, which votes together with the common stock on an as-if converted basis. For purposes of voting, each share of Series A Preferred Stock is convertible into 9.6 shares of our common stock. Accordingly, the Consenting Stockholder has the right to vote an aggregate of 35,794,016 shares of our common stock. This equals 75.7% of the total voting power entitled to vote on the foregoing resolutions as of the Record Date. The Consenting Stockholder voted in favor of the corporate actions and possessed the power to pass the corporate actions without the concurrence of any of our other stockholders.

Distribution and Costs

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Dissenters’ Right Of Appraisal

No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which the DGCL, our Amended and Restated Certificate of Incorporation or the Company’s bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

Effect Of The Reverse Stock Split

The Reverse Stock Split would not effect the registration of our common stock under the Securities Exchange Act of 1934, as amended, nor will it change our periodic reporting and other obligations thereunder.

The number of stockholders of record would not be effected by the Reverse Stock Split. The authorized number of shares of our common stock and the par value of our common stock under our Amended and Restated Certificate of Incorporation would remain the same following the effective time of the Reverse Stock Split.

The number of shares of our common stock issued and outstanding as of September 23, 2004 would be reduced following the effective date of the Reverse Stock Split in accordance with the following formula: every sixteen shares of our common stock owned by a stockholder will automatically be changed into and become one new share of our common stock. Any shares issued and outstanding after September 23, 2004 would be uneffected. Our Series A Preferred Stock contains a provision that prevents the adjustment of the conversion ratio in the event of a reverse stock split or combination. Accordingly, the conversion ratio of the Series A Preferred Stock will remain uneffected by the Reverse Stock Split and, as of September 2005, each outstanding share of Series A Preferred Stock will continue to be convertible into 9.6 shares of our common stock.

As described below, all fractional share amounts resulting from the Reverse Stock Split will be rounded up to the nearest whole share in lieu of issuing any fractional share.

We currently have no intention of going private, and this proposed Reverse Stock Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Stock Split does not increase the risk of us becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934 following the Reverse Stock Split of our common stock.

The number of authorized but unissued shares of our common stock effectively will be increased significantly by the Reverse Stock Split of our common stock. The Reverse Stock Split will have the effect of decreasing the number of our outstanding shares of our common stock.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

The effective increase in the number of authorized but unissued shares of our common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by our board of directors. At this time, our board of directors does not have plans to issue any common shares resulting from the effective increase in our authorized but unissued shares generated by the Reverse Stock Split.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Stock Split.

The following description of the material federal income tax consequences of the Reverse Stock Split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the likely federal income tax effects of the Reverse Stock Split will be that a stockholder who receives a reduced number of shares of our common stock will not recognize gain or loss. With respect to a Reverse Stock Split, such a stockholder’s basis in the reduced number of shares of our common stock will equal the stockholder’s basis in its old shares of our common stock. The holding period of the post-effective Reverse Stock Split shares received will include the holding period of the pre-effective Reverse Stock Split shares exchanged.

Effective Date

The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Standard Time on the date we file the Amendment with the Delaware Secretary of State, however, the Reverse Stock Split will only effect those shares of our common stock outstanding as of September 23, 2004. Effectively, this makes the effective date September 23, 2004. Accordingly, except for stockholders who currently hold fewer than sixteen shares, on such date, all shares of our common stock that were issued and outstanding immediately on September 23, 2004 will be, automatically and without any action on the part of the stockholders, converted into new shares of our common stock in accordance with the sixteen-for-one exchange ratio.

ADDITIONAL INFORMATION

The Company has received no indication from any of its directors or non-employee directors of any intent to oppose any action to be taken by the Company. There have been no proposals for action submitted to the Company by any stockholders other than the proposal, which is the subject of this Information Statement.

By Order of the Board of Directors,

By:	/s/ Paul. D. Hamm
Salt Lake City, Utah April 18, 2005	Paul D. Hamm
President and Chief Executive Officer